Exhibit 99.1
Oasis Petroleum Inc. Announces Quarter Ended March 31, 2017 Earnings
Houston, Texas — May 8, 2017 — Oasis Petroleum Inc. (NYSE: OAS) (“Oasis” or the “Company”) today announced financial results for the quarter ended March 31, 2017 and provided an operational update.
Highlights include:

•	Increased production to 63,192 barrels of oil equivalent per day (“Boepd”) in the first quarter of 2017 from 53,150 Boepd in the fourth quarter of 2016.

•	Completed and placed on production 13 gross (9.7 net) operated wells in the Williston Basin in the first quarter of 2017 and ended the quarter with 82 gross operated wells waiting on completion.

•	Total capital expenditures (“CapEx”) were $109.8 million for the three months ended March 31, 2017.

•	Increased borrowing base from $1,150.0 million to $1,600.0 million on April 10, 2017, while leaving elected commitments at $1,150.0 million.

•	At March 31, 2017, the Company had $13.8 million of cash and cash equivalents and had total liquidity of $785.8 million, including the availability under its revolving credit facility.

•
Net cash provided by operating activities was $107.8 million for the three months ended March 31, 2017. Adjusted EBITDA for the Company was $150.6 million in the first quarter of 2017. For a definition of Adjusted EBITDA and a reconciliation of net income (loss) and net cash provided by (used in) operating activities to Adjusted EBITDA, see “Non-GAAP Financial Measures” below.

“It was another great quarter for Oasis as the team began to execute the 2017 plan outlined in February, moving towards bigger completions and increased overall activity,” said Thomas B. Nusz, Oasis’ Chairman and Chief Executive Officer. “Oasis completed 13 gross operated wells in the quarter. All but one were completed in Wild Basin, with almost half coming online in late March. Volumes for the first quarter increased by 1,200 Boepd above our December pro forma exit rate of approximately 62,000 Boepd, implying approximately 8% annualized growth rate, within cash flow.”
Mr. Nusz added, "In an effort to improve efficiencies and minimize inflation risk, Oasis also made the decision to redeploy its second OWS frac fleet, which will return to service in the second half of this year. As the team optimizes the 2017 program that now includes two OWS fleets supplemented by third party frac spreads, completion activity in 2017 is expected to be more back half weighted. We continue to expect to hit our previously disclosed exit rates for 2017 and 2018.”

Operational and Financial Update
Select operational and financial statistics are in the following table:

	Quarter Ended:
	3/31/2017	12/31/2016	3/31/2016
Production data:
Oil (Bopd)	49,281	42,707	42,525
Natural gas (Mcfpd)	83,470	62,657	46,740
Total production (Boepd)	63,192	53,150	50,315
Percent Oil	78%	80%	85%
Average sales prices:
Oil, without derivative settlements (per Bbl)	$47.03	$44.57	$28.74
Differential to NYMEX West Texas Intermediate crude oil index prices (“WTI”) (per Bbl)	4.88	4.91	4.85
Natural gas (per Mcf)(1)	3.81	2.98	1.44
Revenues ($ in millions):
Oil	$208.6	$175.1	$111.2
Natural gas	28.7	17.2	6.1
Bulk oil sales	27.6	8.4	—
Midstream services (“OMS”)	14.6	13.0	7.0
Well services (“OWS”)	5.6	4.3	6.0
Total revenues	$285.1	$218.0	$130.3
OMS and OWS operating expenses ($ in millions):
OMS	$3.3	$2.9	$1.7
OWS	3.9	1.7	2.7
Select operating expenses:
LOE ($ per Boe)	$7.71	$7.60	$6.78
MT&G ($ per Boe)(2)	1.77	1.66	1.60
DD&A ($ per Boe)	22.27	24.43	26.74
Exploration and production (“E&P”) general and administrative expenses (“G&A”) ($ per Boe)	3.54	4.29	4.61
Production taxes (% of oil and gas revenues)	8.6%	8.7%	9.2%
___________________

(1)	Natural gas prices include the value for natural gas and natural gas liquids.

(2)	Excludes non-cash valuation charges on pipeline imbalances.

G&A totaled $23.8 million in the first quarter of 2017, $24.4 million in the first quarter of 2016 and $23.9 million in the fourth quarter of 2016. Amortization of stock-based compensation, which is included in G&A, was $6.7 million, or $1.18 per Boe, in the first quarter of 2017 as compared to $6.7 million, or $1.47 per Boe, in the first quarter of 2016 and $5.3 million, or $1.09 per Boe, in the fourth quarter of 2016. G&A for the Company’s E&P segment totaled $20.1 million in the first quarter of 2017, $21.1 million in the first quarter of 2016 and $21.0 million in the fourth quarter of 2016.
Interest expense was $36.3 million for the first quarter of 2017 compared to $38.7 million for the first quarter of 2016 and $34.9 million for the fourth quarter of 2016. Capitalized interest totaled $2.8 million for the first quarter of 2017, $4.5 million for the first quarter of 2016 and $3.2 million for the fourth quarter of 2016. Cash Interest totaled $35.1 million for the first quarter of 2017, $39.3 million for the first quarter of 2016 and $33.9 million for the fourth quarter of 2016. For a definition of Cash Interest and a reconciliation of interest expense to Cash Interest, see “Non-GAAP Financial Measures” below.

For the three months ended March 31, 2017, the Company recorded an income tax expense of $16.0 million, resulting in a 40.2% effective tax rate as a percentage of its pre-tax income for the quarter. The Company recorded an income tax benefit of $31.7 million, resulting in a 36.7% effective tax rate as a percentage of its pre-tax loss for the three months ended December 31, 2016.
For the first quarter of 2017, the Company reported net income of $23.8 million, or $0.10 per diluted share, as compared to a net loss of $64.5 million, or $0.40 per diluted share, for the first quarter of 2016. Excluding certain non-cash items and their tax effect,

Adjusted Net Loss (non-GAAP) was $11.5 million, or $0.05 per diluted share, in the first quarter of 2017, compared to Adjusted Net Loss of $26.5 million, or $0.16 per diluted share, in the first quarter of 2016. For a definition of Adjusted Net Income (Loss) and a reconciliation of net income (loss) to Adjusted Net Income (Loss), see “Non-GAAP Financial Measures” below. Adjusted EBITDA for the first quarter of 2017 was $150.6 million. For a definition of Adjusted EBITDA and a reconciliation of net income (loss) and net cash provided by (used in) operating activities to Adjusted EBITDA, see “Non-GAAP Financial Measures” below.
Capital Expenditures
The following table depicts the Company’s total CapEx by category:

1Q 2017
CapEx ($ in thousands):
E&P	$90,780
OMS	13,144
OWS	—
Other(1)	5,871
Total CapEx(2)	$109,795
___________________

(1)	Other CapEx includes such items as administrative capital and capitalized interest.

(2)
CapEx reflected in the table above differs from the amounts shown in the statement of cash flows in the Company’s condensed consolidated financial statements because amounts reflected in the table above include changes in accrued liabilities from the previous reporting period for capital expenditures, while the amounts presented in the statement of cash flows are presented on a cash basis.

Hedging Activity
As of May 8, 2017, the Company had the following outstanding commodity derivative contracts, which settle monthly and are priced off of WTI for crude oil and NYMEX Henry Hub for natural gas:

Crude Oil (Volume in Mbopd)	1H17	2H17	1H18	2H18
Swaps
Volume	19.0	19.0	8.0	7.0
Price	$49.19	$49.93	$53.94	$53.95
Collars
Volume	8.0	8.0	1.0	1.0
Floor	$46.25	$46.25	$50.00	$50.00
Ceiling	$54.37	$54.37	$55.70	$55.70
3-way
Volume	6.00	6.00	—	—
Sub-Floor	$31.67	$31.67	—	—
Floor	$45.83	$45.83	—	—
Ceiling	$59.94	$59.94	—	—
Total Crude Oil Volume	33.0	33.0	9.0	8.0
Natural Gas (Volume in MMBtupd)
Swaps
Volume	16.0	17.0	10.0	10.0
Price	$3.31	$3.30	$3.00	$3.00

The March 2017 crude oil derivative contracts settled at a net $0.4 million to be paid in April 2017 and will be included in the Company’s second quarter 2017 derivative settlements.

Conference Call Information
Investors, analysts and other interested parties are invited to listen to the conference call:

Date:	Tuesday, May 9, 2017
Time:	10:00 a.m. Central Time
Dial-in:	888-317-6003
Intl. Dial in:	412-317-6061
Conference ID:	9246108
Website:	www.oasispetroleum.com
A recording of the conference call will be available beginning at 12:00 p.m. Central Time on the day of the call and will be available until Tuesday, May 16, 2017 by dialing:

Replay dial-in:	877-344-7529
Intl. replay:	412-317-0088
Replay code:	10105992
The conference call will also be available for replay for approximately 30 days at www.oasispetroleum.com.
Contact:
Oasis Petroleum Inc.
Taylor Mason, (281) 404-9600
Manager, Corporate Finance & Investor Relations
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, derivative instruments, capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, changes in oil and natural gas prices, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company’s business and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the SEC.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
About Oasis Petroleum Inc.
Oasis is an independent exploration and production company focused on the acquisition and development of unconventional oil and natural gas resources, primarily operating in the Williston Basin. For more information, please visit the Company’s website at www.oasispetroleum.com.

Oasis Petroleum Inc.
Condensed Consolidated Balance Sheet
(Unaudited)

	March 31, 2017	December 31, 2016
	(In thousands, except share data)
ASSETS
Current assets
Cash and cash equivalents	$13,785	$11,226
Accounts receivable, net	226,427	204,335
Inventory	14,327	10,648
Prepaid expenses	7,176	7,623
Derivative instruments	3,026	362
Other current assets	4,452	4,355
Total current assets	269,193	238,549
Property, plant and equipment
Oil and gas properties (successful efforts method)	7,390,299	7,296,568
Other property and equipment	632,318	618,790
Less: accumulated depreciation, depletion, amortization and impairment	(2,126,136)	(1,995,791)
Total property, plant and equipment, net	5,896,481	5,919,567
Derivative instruments	3,815	—
Other assets	20,139	20,516
Total assets	$6,189,628	$6,178,632
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$8,837	$4,645
Revenues and production taxes payable	160,265	139,737
Accrued liabilities	128,241	119,173
Accrued interest payable	20,268	39,004
Derivative instruments	14,627	60,469
Advances from joint interest partners	6,838	7,597
Other current liabilities	13,435	10,490
Total current liabilities	352,511	381,115
Long-term debt	2,305,879	2,297,214
Deferred income taxes	524,842	513,529
Asset retirement obligations	50,088	48,985
Derivative instruments	—	11,714
Other liabilities	2,834	2,918
Total liabilities	3,236,154	3,255,475
Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value: 450,000,000 shares authorized; 238,691,038 shares issued and 237,461,470 shares outstanding at March 31, 2017 and 237,201,064 shares issued and 236,344,172 shares outstanding at December 31, 2016	2,344	2,331
Treasury stock, at cost: 1,229,568 and 856,892 shares at March 31, 2017 and December 31, 2016, respectively	(21,369)	(15,950)
Additional paid-in capital	2,354,485	2,345,271
Retained earnings	618,014	591,505
Total stockholders’ equity	2,953,474	2,923,157
Total liabilities and stockholders’ equity	$6,189,628	$6,178,632

Oasis Petroleum Inc.
Condensed Consolidated Statement of Operations
(Unaudited)

	Three Months Ended March 31,
	2017	2016
	(In thousands, except per share data)
Revenues
Oil and gas revenues	$237,252	$117,315
Bulk oil sales	27,631	—
Midstream revenues	14,606	6,983
Well services revenues	5,627	5,985
Total revenues	285,116	130,283
Operating expenses
Lease operating expenses	43,872	31,064
Midstream operating expenses	3,327	1,738
Well services operating expenses	3,902	2,651
Marketing, transportation and gathering expenses	10,951	8,552
Bulk oil purchases	28,002	—
Production taxes	20,299	10,753
Depreciation, depletion and amortization	126,666	122,449
Exploration expenses	1,489	363
Impairment	2,682	3,562
General and administrative expenses	23,834	24,366
Total operating expenses	265,024	205,498
Operating income (loss)	20,092	(75,215)
Other income (expense)
Net gain on derivative instruments	56,075	14,375
Interest expense, net of capitalized interest	(36,321)	(38,739)
Gain on extinguishment of debt	—	7,016
Other income	16	479
Total other income (expense)	19,770	(16,869)
Income (loss) before income taxes	39,862	(92,084)
Income tax benefit (expense)	(16,037)	27,629
Net income (loss)	$23,825	$(64,455)
Earnings (loss) per share:
Basic	$0.10	$(0.40)
Diluted	0.10	(0.40)
Weighted average shares outstanding:
Basic	233,068	162,922
Diluted	237,900	162,922

Oasis Petroleum Inc.
Selected Financial and Operational Statistics
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Operating results (in thousands):
Revenues
Oil	$208,594	$111,206
Natural gas	28,658	6,109
Bulk oil sales	27,631	—
Midstream	14,606	6,983
Well services	5,627	5,985
Total revenues	$285,116	$130,283
Production data:
Oil (MBbls)	4,435	3,870
Natural gas (MMcf)	7,512	4,253
Oil equivalents (MBoe)	5,687	4,579
Average daily production (Boe per day)	63,192	50,315
Average sales prices:
Oil, without derivative settlements (per Bbl)	$47.03	$28.74
Oil, with derivative settlements (per Bbl)(1)	45.15	47.68
Natural gas (per Mcf)(2)	3.81	1.44
Costs and expenses (per Boe of production):
Lease operating expenses	$7.71	$6.78
Marketing, transportation and gathering expenses(3)	1.77	1.60
Production taxes	3.57	2.35
Depreciation, depletion and amortization	22.27	26.74
General and administrative expenses (“G&A”)	4.19	5.32
Exploration and production G&A	3.54	4.61

___________________

(1)
Realized prices include gains or losses on cash settlements for commodity derivatives, which do not qualify for and were not designated as hedging instruments for accounting purposes. Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(2)	Natural gas prices include the value for natural gas and natural gas liquids.

(3)	Excludes non-cash valuation charges on pipeline imbalances.

Oasis Petroleum Inc.
Condensed Consolidated Statement of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2017	2016
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$23,825	$(64,455)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation, depletion and amortization	126,666	122,449
Gain on extinguishment of debt	—	(7,016)
Impairment	2,682	3,562
Deferred income taxes	16,037	(27,629)
Derivative instruments	(56,075)	(14,375)
Stock-based compensation expenses	6,708	6,730
Deferred financing costs amortization and other	4,940	5,066
Working capital and other changes:
Change in accounts receivable	(22,478)	(995)
Change in inventory	(3,679)	349
Change in prepaid expenses	282	241
Change in other current assets	(110)	4
Change in other assets	(4)	77
Change in accounts payable, interest payable and accrued liabilities	6,060	(64,056)
Change in other current liabilities	2,945	(6,000)
Change in other liabilities	—	(3)
Net cash provided by (used in) operating activities	107,799	(46,051)
Cash flows from investing activities:
Capital expenditures	(96,047)	(103,411)
Derivative settlements	(7,960)	73,313
Advances from joint interest partners	(759)	(257)
Net cash used in investing activities	(104,766)	(30,355)
Cash flows from financing activities:
Proceeds from revolving credit facility	246,000	214,000
Principal payments on revolving credit facility	(241,000)	(287,000)
Repurchase of senior unsecured notes	—	(22,308)
Deferred financing costs	—	(751)
Proceeds from sale of common stock	—	183,164
Purchases of treasury stock	(5,419)	(1,032)
Other	(55)	—
Net cash provided by (used in) financing activities	(474)	86,073
Increase in cash and cash equivalents	2,559	9,667
Cash and cash equivalents:
Beginning of period	11,226	9,730
End of period	$13,785	$19,397
Supplemental non-cash transactions:
Change in accrued capital expenditures	$8,396	$(19,230)
Change in asset retirement obligations	787	1,212

Non-GAAP Financial Measures
Cash Interest is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Cash Interest as interest expense plus capitalized interest less amortization and write-offs of deferred financing costs and debt discounts included in interest expense. Cash Interest is not a measure of interest expense as determined by United States generally accepted accounting principles, or GAAP.
The following table presents a reconciliation of the GAAP financial measure of interest expense to the non-GAAP financial measure of Cash Interest for the periods presented:

	Three Months Ended March 31,
	2017	2016
	(In thousands)
Interest expense	$36,321	$38,739
Capitalized interest	2,820	4,468
Amortization of deferred financing costs	(1,690)	(3,917)
Amortization of debt discount	(2,355)	—
Cash Interest	$35,096	$39,290

Adjusted EBITDA and Free Cash Flow are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, depletion, amortization, exploration expenses and other similar non-cash charges. The Company defines Free Cash Flow as Adjusted EBITDA less Cash Interest and CapEx, excluding capitalized interest. Adjusted EBITDA and Free Cash Flow are not measures of net income (loss) or cash flows as determined by GAAP.
The following table presents reconciliations of the GAAP financial measures of net income (loss) and net cash provided by (used in) operating activities to the non-GAAP financial measures of Adjusted EBITDA and Free Cash Flow for the periods presented:

	Three Months Ended March 31,
	2017	2016
	(In thousands)
Net income (loss)	$23,825	$(64,455)
Gain on extinguishment of debt	—	(7,016)
Net gain on derivative instruments	(56,075)	(14,375)
Derivative settlements(1)	(7,960)	73,313
Interest expense, net of capitalized interest	36,321	38,739
Depreciation, depletion and amortization	126,666	122,449
Impairment	2,682	3,562
Exploration expenses	1,489	363
Stock-based compensation expenses	6,708	6,730
Income tax (benefit) expense	16,037	(27,629)
Other non-cash adjustments	912	1,207
Adjusted EBITDA	150,605	132,888
Cash Interest	(35,096)	(39,290)
Capital expenditures(2)	(109,795)	(87,955)
Capitalized interest	2,820	4,468
Free Cash Flow	$8,534	$10,111

Net cash provided by (used in) operating activities	$107,799	$(46,051)
Derivative settlements(1)	(7,960)	73,313
Interest expense, net of capitalized interest	36,321	38,739
Exploration expenses	1,489	363
Deferred financing costs amortization and other	(4,940)	(5,066)
Changes in working capital	16,984	70,383
Other non-cash adjustments	912	1,207
Adjusted EBITDA	150,605	132,888
Cash Interest	(35,096)	(39,290)
Capital expenditures(2)	(109,795)	(87,955)
Capitalized interest	2,820	4,468
Free Cash Flow	$8,534	$10,111
___________________

(1)
Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(2)
CapEx reflected in the table above differs from the amounts shown in the statement of cash flows in the Company’s condensed consolidated financial statements because amounts reflected in the table above include changes in accrued liabilities from the previous reporting period for capital expenditures, while the amounts presented in the statement of cash flows are presented on a cash basis.

The following tables present reconciliations of the GAAP financial measure of income (loss) before income taxes to the non-GAAP financial measure of Adjusted EBITDA for the Company’s three reportable business segments on a gross basis for the periods presented:

Exploration and Production
	Three Months Ended March 31,
	2017	2016
	(In thousands)
Income (loss) before income taxes	$20,736	$(105,764)
Gain on extinguishment of debt	—	(7,016)
Net gain on derivative instruments	(56,075)	(14,375)
Derivative settlements(1)	(7,960)	73,313
Interest expense, net of capitalized interest	36,321	38,739
Depreciation, depletion and amortization	124,409	120,842
Impairment	2,682	1,131
Exploration expenses	1,489	363
Stock-based compensation expenses	6,499	6,547
Other non-cash adjustments	912	1,207
Adjusted EBITDA	$129,013	$114,987
___________________

(1)
Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

Midstream Services
	Three Months Ended March 31,
	2017	2016
	(In thousands)
Income before income taxes	$20,761	$15,157
Depreciation, depletion and amortization	3,458	1,684
Impairment	—	2,431
Stock-based compensation expenses	348	219
Adjusted EBITDA	$24,567	$19,491

Well Services
	Three Months Ended March 31,
	2017	2016
	(In thousands)
Income (loss) before income taxes	$(3,588)	$4,011
Depreciation, depletion and amortization	3,164	4,248
Stock-based compensation expenses	396	664
Adjusted EBITDA	$(28)	$8,923

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted Net Income (Loss) as net income (loss) after adjusting first for (1) the impact of certain non-cash items, including non-cash changes in the fair value of derivative instruments, impairment, and other similar non-cash charges, or non-recurring items and then (2) the non-cash and non-recurring items’ impact on taxes based on the Company’s effective tax rate applicable to those adjusting items in the same period. Adjusted Net Income (Loss) is not a measure of net income (loss) as determined by GAAP. The Company defines Adjusted Diluted Earnings (Loss) Per Share as Adjusted Net Income (Loss) divided by diluted weighted average shares outstanding.
The following table presents reconciliations of the GAAP financial measure of net income (loss) to the non-GAAP financial measure of Adjusted Net Income (Loss) and the GAAP financial measure of diluted earnings (loss) per share to the non-GAAP financial measure of Adjusted Diluted Earnings (Loss) Per Share for the periods presented:

	Three Months Ended March 31,
	2017	2016
	(In thousands, except per share data)
Net income (loss)	$23,825	$(64,455)
Gain on extinguishment of debt	—	(7,016)
Net gain on derivative instruments	(56,075)	(14,375)
Derivative settlements(1)	(7,960)	73,313
Impairment	2,682	3,562
Amortization of deferred financing costs(2)	1,690	3,917
Amortization of debt discount	2,355	—
Other non-cash adjustments	912	1,207
Tax impact(3)	21,103	(22,655)
Adjusted Net Loss	$(11,468)	$(26,502)

Diluted earnings (loss) per share	$0.10	$(0.40)
Gain on extinguishment of debt	—	(0.04)
Net gain on derivative instruments	(0.24)	(0.09)
Derivative settlements(1)	(0.03)	0.45
Impairment	0.01	0.02
Amortization of deferred financing costs(2)	0.01	0.02
Amortization of debt discount	0.01	—
Other non-cash adjustments	—	0.01
Tax impact(3)	0.09	(0.13)
Adjusted Diluted Loss Per Share	$(0.05)	$(0.16)

Diluted weighted average shares outstanding	237,900	162,922

Effective tax rate applicable to adjustment items	37.4%	37.4%
___________________

(1)
Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(2)
As of March 31, 2017, Adjusted Net Income (Loss) includes the non-cash adjustment for amortization of deferred financing costs. Comparative periods have been conformed. The amortization of deferred financing costs is included in interest expense on the Company’s Condensed Consolidated Statement of Operations.

(3)	The tax impact is computed utilizing the Company’s effective tax rate applicable to the adjustments for certain non-cash and non-recurring items.